UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 23, 2013

Indo Global Exchange(s) Pte. Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62 2125555600

Claridge Ventures, Inc. Raya Satelit Indah JT 1-2, Surabaya, Indonesia Surabaya – Indonesia
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to Indo Global Exchange(s) Pte Ltd. (formerly Claridge Ventures, Inc.), a Nevada corporation.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01         Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On September 23, 2013 (the “Closing Date”), Indo Global Exchange(s) Pte.Ltd., a Nevada corporation (formerly Claridge Ventures, Inc.) (the “Registrant” or “Company”), closed an asset purchase transaction (the “Transaction”) with Indo Global Exchange PTE LTD., a company organized under the laws of Singapore (“Indo Global”) and the shareholders of Indo Global (“Selling Shareholders”) pursuant to an Amended and Restated Asset Purchase Agreement dated as of the Closing Date (the “Purchase Agreement”) by and among the Company, Indo Global, and the Selling Shareholders.

In accordance with the terms of the Purchase Agreement, on the Closing Date, the Company issued 43,496,250 shares of its common stock (the “Shares”) directly to the Selling Shareholders in exchange for certain assets of Indo Global  (the “Assets”) including, rights to enter into certain agreements and certain intellectual property. The Company did not acquire any plant and equipment, and any other business and operational assets of Indo Global as part of the Assets, and the Company did not hire any employees of Indo Global. Indo Global will continue as an independent company, operating in Singapore after the Transaction. The Assets relate to the development and operation of an online trading platform and brokerage portal in Indonesia. The Company plans to in part utilize the Assets to provide online trading and brokerage facilities in Indonesia.

On September 23, 2013,  Robert Edmundson and Kenneth Edmundson, our former directors and officers, and Wahyu Yasa Suamantra surrendered an aggregate of 46,856,875 shares of our common stock for cancellation.  As such, immediately prior to the Transaction and after giving effect to the foregoing cancellations, the Registrant had 31,850,625 shares of common stock issued and outstanding. Immediately after the Transaction, the Registrant had 72,240,000 shares of common stock issued  and outstanding and the Selling Shareholders acquired approximately 60.02% of our issued and outstanding common stock.

The common stock issued to the Selling Shareholders had a contract stated value of $43,496, based on several factors, including, the limited trading of the common stock, the restricted characterization of the securities with not less than a one year holding period before Rule 144 would apply, the absence of registration rights, and the determination of the value of the Assets by Indo Global. Neither Indo Global nor the Company obtained an independent valuation of the Assets in connection with the Transaction.

Prior to the Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“  Exchange Act”).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

The following description of the terms and conditions of the Purchase Agreement and the transactions contemplated thereunder that are material to us does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.2 hereto and incorporated by reference into this Item 2.01.

The Transaction will be accounted for as a purchase of assets in accordance with Rule 11-01(d) of Regulation S-X and ASC 805-10-55-4. The Assets have a contract stated value of $43,496 and no goodwill is recognized in the purchase. The valuation of the Assets is subject to review and possible adjustment if it is determined that a valuation opinion of the assets is required.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of the Registrant.

Overview

In addition to consummating the Transaction, on September 5, 2013, we executed an affiliate agreement with the Australian Stock Report Limited ("ASR") pursuant to which we will provide support for and administer global online trading services in Equities, Derivatives and Foreign Exchange in Indonesia.

We plan to operate as a business to consumers, and business to business, to provide services to customers that enable the consumer to access, monitor and manage their investment interests and execute trades when participating in the global financial markets. We will act as the administrator for the client and will monitor any developments on transactions that occur in the accounts of each client as part of our Account Management System. We will offer no investment advice to our customers, as that will be accomplished through ASR.

We will have access to a full range of services and resources to work with clients towards achieving our clients’ investment goals. We will provide access to expert stock market advice through ASR, tailored to each customers’ financial circumstances. We are currently in discussions with potential local partners within Indonesia to maximize our business potential and distribution reach. We will also have the ability to affiliate with other financial institutions such as banks, financial planners and others in the financial services market.  We believe we are  in a unique position to capitalize on the Indonesian market and gain a first move advantage to deliver a transparent and customer focused trading solution.  Our primary focus will be local middle to high income individuals and businesses within Indonesia whom we  may describe as high net worth (those with assets over USD $100,000) estimated at approximately 4.9 million individuals. There are approximately 247 million people in Indonesia, which makes it the 4th most populous country in the world and 2% of the population is described as high net worth; this represents our initial target market. Once established in the Indonesian market, we plan  to expand to the Philippines and Malaysia.

Background

We were organized under the laws of the State of Nevada on May 7, 2008 under the name “Claridge Ventures, Inc.” with an initial focus on the acquisition and exploration of mineral properties in the State of Nevada.  On August 6, 2013,we affected an 1 for 4 reverse split of its common stock and changed our name to “Indo Global Exchange(s) Pte. Ltd.”

We have not generated any revenue from its business operations to date, and to date, we have been unable to raise additional funds to implement our operations.  As a result, we consummated the Transaction with Indo Global.

Strategy

We plan to offer financial  market access to customers in Indonesia, with access to  approximately thirty (30) global equity exchanges for trading in securities, approximately thirty (30) global equity exchanges for trading in Contract for Differences (CFD). These include the Euro Zone, United Kingdom, Japan, Asia, Oceania, Canada, and the United States. Trading will include approximately 180 currency pairs in spot (cash), forwards and options, gold and silver trading in spot (cash), forwards and options, financial futures, indices and commodity CFD’s and Exchange Traded Funds. We plan to provide a global trading and portfolio management platform as a web and phone based application. All of our customers will be contracted through ASR as required by law.

All of our customers will have access to, among other features, the trading platform, 24 hour technical support, personal account manager, remote phone access to staff, the ability to place online or  phone orders or amend orders, private remote chat facility, free seminar programs including webinars,  free software upgrades, technical and fundamental analysis, free fully functional simulation platform, the help desk for technical issues, one on one platform instruction, and free charting package, all of which are supplied by ASR.

In addition, we will offer:

•	Marked to market real time portfolio valuation on all assets.
•	Full transparency in account functions including cash movement.
•	Account statements in real time.
•	Full audit trail on client activity.
•	Live streaming news.
•	Full charting and technical analysis functionality.

Products/Services in Development

We are planning the commencement and development of a proprietary management tracking system that will record and assist our role as administrator and assist clients from their first meeting or call, to funding an account. We anticipate the commencement of our proprietary management tracking system once funding is available and we have allowed $60,000 for this from our annual budget.

Revenues and Customers

Currently, we have no revenues or customers. We plan to derive revenues from multiple sources. First, we plan on charging an administration fee for our services. Second, we plan to offer and display sponsorship and advertisements on our web site. We believe this may put us in a unique position with sponsors and larger companies for their online ad budgets. Third, we plan to share in commissions from online trading. Fourth, we plan to generate revenue from financial publications subscriptions.

Intellectual Property

Our success depends in part upon our ability to protect our intellectual property. To establish and protect our proprietary rights, we will rely on a combination of know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure, and other contractual rights. We have not filed any trademark or patent applications. However we own a common law trademark and logo in “IGEX Financial Market Services.”

Marketing

We strive to position ourselves as the leading online trading provider in Indonesia. In today's technology driven world, we believe having services with an offline and online element will position us for growth within the market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the online trading market place.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards online viewing. The highlighted points below are an overview of the various marketing channels and strategies we will employ. The campaign will focus on an overarching national strategy that will be complimented by regional efforts. The main goal is to sell our services to medium and large income businesses  and  individuals throughout Indonesia. We also intend to employ third party consultants to assist us in marketing telecom and mobile applications.

•	Full day Seminars. The seminar model will be a key marketing strategy for us to attract new clients.
•	Google add words, search engine optimization and key words.
•	Radio, which is very cost efficient in Indonesia (radio approximately $8 per 30 second advertisement).
•	Regional offices to provide a local presence, which will be key to establishing trust with our clients.

•	Positioning our brand online.
•	Supporting local communities such as Chinese, Muslim and Hindu groups.
•	Social media i.e., Facebook, Twitter, etc.
•	Television
•	Mobile Telephone Networks

•	Referral Programs

Branding

We plan to utilize various forms of media and print advertising to promote our brand. Anticipated forms of print media include brochures, advertisements in financial publications and billboards.  Our management will also attend and participate in key industry related trade shows throughout the world to promote our brand and products. We will design and utilize the internet as a forum to promote our brand that result in higher quality products. Our website will be regularly updated to ensure proper informational flow to established and new customers.

Industry

Since the beginning of online trading the commission rate has dropped from around $50 per trade down to around 1/5 of that and even some companies like Bank of America, Zecco and Saxo Bank have offered commission free trading in stocks. These price slashes generated great growth in the industry according to McKinsey & Co who states that in 1999 online banking constituted 2 % of the entire industry, by 2002 it constituted 10%. The explosive growth in the online trading industry attracted many new entrants, leading to intense competition.

In addition to that, many of the traditional full-service brokers like Merrill Lynch and Morgan Stanley also entered the arena by offering online trading. The Internet posed the most serious threat to the established brokerage firms since the unfixing of commissions on May Day, 1975, when deregulation created the discount-brokerage business, threatening, but not vanquishing, a cozy oligopoly (Nathan, 1999). The oligopoly has now being battered by new technologies. So far, traditional full-service brokers had resisted using the Internet in any way that would cannibalize their existing offline brokerage business. They appeared positively complacent, arguing that the cut-price online brokerage is not a sustainable business model.

However, by the early years of the new millennium, the traditional full-service firms finally began to counterattack. Their first steps were to add online trading to their information-only web sites with a better deal for their more active customers. As they further enter the online market at a larger scale, with vastly greater capital bases, and powerful global brand names these traditional firms will probably change the nature of the competition.

The entry of traditional offline firms to the online market, however, has not necessarily been a smooth process. This has caused major “channel conflict” when distributing through competing channels that offer different prices and service levels. An example of this kind of conflict was felt during the launching of Discover Brokerage Direct, owned by Morgan Stanley (Smith, 1999).

One of the clearest indications of how channel conflict influenced management decisions was in the way the online unit was named. Rather than extending the Morgan Stanley brand name to the online operation, a name that carried considerable clout in the securities business, the new company was given the name of the Discover credit-card operation. This was a way of distancing the parent company from the online business.

New entries to the online market have been appearing in various ways: from traditional tier 1 banks, specialized online banks and hundreds of small online brokers, offering different trading platforms. Growth in the industry has been driven mainly by retail Forex operations and other derivatives such as CFDs (Contracts for Differences).

Online Financial Industry Today

We believe we are now at the apex of a new period of unprecedented opportunities for the online financial industry. History has revealed that after recessions, new ‘windows of opportunity’ open up where new industries grow and become established. We believe there may be increasing consolidation since there are too many online brokers that do not offer a relevant and differentiated product.

In a report published in December 2010, LeapRate estimated that the online Forex trading volume was some $200 billion daily, barely 5% of the total world foreign exchange market (this is the largest market in the world, with an average daily turnover estimated at $3.98 trillion). We believe this represents enormous growth if we compare it to the figure of under $10 billion that was traded online daily 10 years ago. If the LeapRate numbers are correct, daily online Forex operations are already more than double those of the New York Stock Exchange and some 40 times that of the Ibex in Spain.

History of Online Trading

For many years stock markets were physical locations where buyers and sellers met and negotiated. Exchange trading would typically happen on the floor of an exchange, where traders in brightly colored jackets (to identify which firm they worked for) would shout and gesticulate at one another – a process known as open outcry or pit trading (the exchange floors were often pit-shaped – circular, sloping downwards to the centre, so that the traders could see one another). With the improvement in communications technology in the late 20th century, the need for a physical location became less important and traders started to transact from remote locations in what became known as electronic trading. Electronic trading made transactions easier to complete, monitor, clear, and settle and this helped spur on its development.

One of the earliest examples of widespread electronic trading was on Globex, the CME Group’s electronic trading platform conceived in 1987 and launched fully in 1992.This allowed access to a variety of financial markets such as treasuries, foreign exchange and commodities. The Chicago Board of Trade (CBOT) produced a rival system that was based on Oak Trading Systems’ Oak platform branded ‘E Open Outcry,’ an electronic trading platform that allowed for trading to take place alongside that took place in the CBOT pits.

Set up in 1971, NASDAQ was the world's first electronic stock market, though it originally operated as an electronic bulletin board, rather than offering straight-through processing (STP).

By 2011 investment firms on both the buy side and sell side were increasing their spending on technology for electronic trading. With the result that many floor traders and brokers were removed from the trading process. Traders also increasingly started to rely on algorithms to analyze market conditions and then execute their orders automatically.

The move to electronic trading compared to floor trading continued to increase with many of the major exchanges around the world moving from floor trading to completely electronic trading.

Trading in the financial markets can broadly be split into two groups:

•	Business-to-business (B2B) trading, often conducted on exchanges, where large investment banks and brokers trade directly with one another, transacting large amounts of securities, and

•
Business-to-consumer (B2C) trading, where retail (e.g. individuals buying and selling relatively small amounts of stocks and shares) and institutional clients (e.g. hedge funds, fund managers or insurance companies, trading far larger amounts of securities) buy and sell from brokers or "dealers", who act as middle-men between the clients and the B2B markets.

While the majority of retail trading in the United States happens over the Internet, retail trading volumes are dwarfed by institutional, inter-dealer and exchange trading. However, in developing economies, especially in Asia, retail trading constitutes a significant portion of overall trading volume.

For instruments which are not exchange-traded (e.g. US treasury bonds), the inter-dealer market substitutes for the exchange. This is where dealers trade directly with one another or through inter-dealer brokers (i.e. companies like GFI Group and BGC Partners. They acted as middle-men between dealers such as investment banks). This type of trading traditionally took place over the phone but brokers moved to offering electronic trading services instead.

Similarly, B2C trading traditionally happened over the phone and, while some still does, more brokers are allowing their clients to place orders using electronic systems. Many retail (or "discount") brokers (e.g. Charles Schwab, E-Trade) went online during the late 1990s and most retail stock-broking probably takes place over the web now.

Larger institutional clients, however, will generally place electronic orders via proprietary electronic trading platforms such as Bloomberg Terminal, Reuters 3000 Xtra, Thomson Reuters Eikon, BondsPro, Thomson TradeWeb or CanDeal (which connect institutional clients to several dealers), or using their brokers' proprietary software.

For stock trading, the process of connecting counterparties through electronic trading is supported by the Financial Information eXchange (FIX) Protocol. Used by the vast majority of exchanges and traders, the FIX Protocol is the industry standard for pre-trade messaging and trade execution. While the FIX Protocol was developed for trading stocks, it has been further developed to accommodate commodities, foreign exchange, derivatives, and fixed income trading.

Impact of Electronic Trading

The increase of electronic trading has had some important implications:

•
Reduced cost of transactions – By automating as much of the process as possible (often referred to as "straight-through processing" or STP), costs are brought down. The goal is to reduce the incremental cost of trades as close to zero as possible, so that increased trading volumes don't lead to significantly increased costs. This has translated to lower costs for investors.

•
Greater liquidity – electronic systems make it easier to allow different companies to trade with one another, no matter where they are located. This leads to greater liquidity (i.e. there are more buyers and sellers) which increases the efficiency of the markets.

•
Greater competition – While electronic trading hasn't necessarily lowered the cost of entry to the financial services industry, it has removed barriers within the industry and had a globalisation-style competition effect. For example, a trader can trade futures on Eurex, Globex or LIFFE at the click of a button – he or she doesn't need to go through a broker or pass orders to a trader on the exchange floor.

•
Increased transparency – Electronic trading has meant that the markets are less opaque. It's easier to find out the price of securities when that information is flowing around the world electronically.

•
Tighter spreads – The "spread" on an instrument is the difference between the best buying and selling prices being quoted; it represents the profit being made by the market makers. The increased liquidity, competition and transparency means that spreads have tightened, especially for commoditized, exchange-traded instruments.

For retail investors, financial services on the web offer great benefits. We believe the primary benefits are the reduced cost of transactions , the availability of research materials for all concerned as well as the ease and the convenience.

Investing Online

Prior to the advent of the Internet, investors had to call up their stockbroker and place an order on the telephone. The brokerage firm would then enter the order in their system which was linked to trading floors and exchanges.

In August 1994, K. Aufhauser& Company, Inc. (later acquired by TD Ameritrade) became the first brokerage firm to offer online trading via its "WealthWEB". Online investing has experienced significant growth since that time. Investors can now enter orders directly online, or even trade with other investors via electronic communication networks (ECN). Some orders entered online are still routed through the broker, allowing agents to approve or monitor the trades. This step assists in the protection of both the client and brokerage firm from unlawful or incorrect trades which could affect the client’s portfolio or the stockbroker’s license.

Online brokers are most often referred to as discount brokers. Their popularity is attributable to the speed and ease of their online order entry, and to fees and commissions significantly lower than those of full service brokerage firms.

Tools and Trading Platforms

Investors who trade through an online brokerage firm are provided with a trading platform. This platform acts as the hub, allowing investors to purchase and sell such securities as fixed income, equities/stock, options, and mutual funds. Included with the platform are tools to track and monitor securities, portfolios and indices, as well as research tools, real-time streaming quotes and up-to-date news releases; all of which are necessary to trade profitably. Often, more robust research tools are available such as full, in-depth analyst reports and analysis, and customized back testing and screeners to see how particular investment strategies would have been realized during different historical periods.

Some of the popular online brokers include: E*Trade, IDealing, Scottrade, TD Ameritrade, and Fidelity. Schwab is an example of a hybrid broker combining a traditional, brick-and-mortar brokerage house with discounted trading online, with the usual benefits of both available to customers. Commissions vary from broker to broker, depending on the services included with the account.

Competition

Currently, we believe there appears to be limited competition in Indonesia, as there are no international providers such as Saxo, IG Markets, Interactive brokers, E*Trade, FXCMarkets or Charles Schwab represented locally in Indonesia. In addition,

•	Not many Indonesian banks offer online trading;
•	Local brokers have access to Indonesian stocks with limited access to global markets;
•	Local commodity brokers offer gold and limited foreign exchange crosses (4 pairs); and
•	Limited investment seminars or education programs are available.

However, we are a new entry into this marketplace and we are not well known. As such, we may compete with numerous providers of online trading services or Internet accessible applications and services companies, many of which have far greater financial and other resources than we do.  Many of these companies have established histories and relationships in providing online applications or systems in other markets that may enable them to attract talent, marketing support, and financing if they decided to enter the Indonesian market.   Our major competitors globally includeSaxo Bank, IG Markets, Interactive brokers, E*Trade, FXCMarkets and TD Ameritrade.

We believe our products will be competitive in the market place and with potential customers as our products are full featured and fully integrated while not requiring customization.  The use of our products do not require extensive training and do not require any add on components from third party developers.

We believe that our services will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through channel partners, to broaden our exposure to customers and users.

Government Regulation

The conduct of our business, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, may be subject to various laws and regulations administered by federal, state and local governmental agencies in Indonesia, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products and services. We are unaware of any licenses or regulations that we have to adhere to and it is our policy to abide by the laws and regulations that apply to our business.

We may also be subject to a number of U.S. federal or state laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our business in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Employees

Indo Global currently has 4 full-time employees and no part-time employees. All employees are required to execute non-disclosure agreements as part of their employment. We believe our relations with our employees are good. None of our employees are subject to collective bargaining agreements.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities.  The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy.  We are a development stage company.  We expect to incur losses over the near to mid-term, and certainly during the next 12 months, if not longer, as we expand our products and services and increase our marketing and sales efforts.  Our sales and marketing efforts to-date have been limited, and we face numerous risks and uncertainties as we attempt to expand our business.  In particular, we have not proven our products and services will be attractive to customers in the financial services industry.  If we are unable to make progress selling our products and services, our prospects will be limited and it will be difficult to accomplish our business goals.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations.  We expect to require substantial additional capital to advance our business.  We may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.If additional financing is obtained it may involve the sale of additional equity securities with the consequence of dilution to our current investors.

Our management and internal systems might be inadequate to handle our potential growth.

Successful implementation of our business strategy will require us to develop our operations and effectively manage growth.  Growth will place a significant strain on our management, financial, marketing and other resources, which would cause us to face operational difficulties.  To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base.  Our management may not be able to manage our growth effectively, in which case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share.  Any inability to manage growth effectively may harm our ability to implement and execute our current or any subsequent business plans.

Economic conditions and other securities industry risks could adversely affect our business.

Our business can be adversely affected by the general environment – economic, corporate, securities market, regulatory, and geopolitical developments all play a role in client asset valuations, trading activity, interest rates and overall investor engagement, and are outside of our control.  Our revenues are derived from the securities and financial services industry.  Like other businesses in this industry, we are directly affected by economic and political conditions, broad trends in business and finance and changes in volume and price levels of securities transactions.  Any sustained downturn in general economic conditions or U.S. or foreign equity markets could result in reduced client trading volume and net revenues.  Severe market fluctuations or weak economic conditions could reduce our trading volume and net revenues and have a material adverse effect on our profitability.

Our brokerage operations have exposure to liquidity risk.

Maintaining adequate liquidity is crucial to our brokerage operations, including key functions such as transaction settlement and margin lending.  Our liquidity needs to support interest-earning assets are primarily met by client cash balances or financing created from our securities lending activities.  A reduction of funds available from these sources may require us to seek other potentially more expensive forms of financing.  Our liquidity could be constrained if we are unable to obtain financing on acceptable terms, or at all, due to a variety of unforeseen market disruptions. Inability to meet our funding needs on a timely basis would have a material adverse effect on our business.

We are exposed to credit risk with clients and counterparties.

We extend margin credit and leverage to clients, which are collateralized by client cash and securities.  We also borrow and lend securities in connection with our broker-dealer business.  We expect a significant portion of our net revenues to be derived from interest on margin loans.  By permitting clients to purchase securities on margin and exercise leverage on futures positions, we are subject to risks inherent in extending credit, especially during periods of rapidly declining markets in which the value of the collateral held by us could fall below the amount of a client’s indebtedness.  Sharp changes in market values of substantial amounts of securities and the failure by parties to the borrowing transactions to honor their commitments could have a material adverse effect on our revenues and profitability.

Systems failures, delays and capacity constraints could harm our business.

We receive and process trade orders through a variety of electronic channels, including the Internet and mobile trading applications.  These methods of trading are heavily dependent on the integrity of the electronic systems supporting them.  Our systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, computer viruses, spurious spam attacks, intentional acts of vandalism and similar events.  It could take several hours or more to restore full functionality following any of these events.  Extraordinary trading volumes could cause our computer systems to operate at an unacceptably slow speed or even fail.  Extraordinary Internet traffic caused by spam or other attacks could cause our website to be unavailable or slow to respond.  There can be no assurance that our systems will be sufficient to handle such extraordinary circumstances.  We may not be able to project accurately the rate, timing or cost of any increases in our business or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.  Systems failures and delays could occur and could cause, among other things, unanticipated disruptions in service to our clients, slower system response time resulting in transactions not being processed as quickly as our clients desire, decreased levels of client service and client satisfaction and harm to our reputation.  The occurrence of any of these events could have a material adverse effect on our business, results of operations and financial condition.

Failure to protect client data or prevent breaches of our information systems could expose us to liability or reputational damage.

The secure transmission of confidential information over public networks is a critical element of our operations.  We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate with our clients and vendors.  As the breadth and complexity of this infrastructure continue to grow, the potential risk of security breaches and cyberattacks increases.  In addition, vulnerabilities of our external service providers and other third parties could pose security risks to client information.  Such breaches could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information.

In providing services to clients, we manage, utilize and store sensitive and confidential client data, including personal data.  As a result, we are subject to numerous laws and regulations designed to protect this information, such as foreign regulations governing the protection of personally identifiable information.  These laws and regulations are increasing in complexity and number, change frequently and sometimes conflict.  If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution in one or more jurisdictions.  Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients.  Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers and hackers who may deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability, financial responsibility and damage to our reputation and could have a material adverse effect on our results of operations. In addition, any liability insurance might not be sufficient in type or amount to cover us against claims related to security breaches, cyberattacks and other related breaches.

Aggressive competition could reduce our market share and harm our financial performance.

We intend to continually monitor our pricing in relation to competitors and expect to periodically adjust trade commission rates, fees and other fee structures to enhance our competitive position. The market for electronic brokerage services is continually evolving and is intensely competitive.  The retail brokerage industry has experienced significant consolidation, which may continue in the future, and which may increase competitive pressures in the industry.  Consolidation could enable other firms to offer a broader range of products and services than we do, or offer them at lower prices.  There has been aggressive price competition in the industry, including various free trade offers.  We expect this competitive environment to continue in the future.  Some of our competitors have greater financial, technical, marketing and other resources, offer a wider range of services and financial products, and have greater name recognition and a more extensive client base than we do.  We believe the general financial success of companies within the retail securities industry will continue to attract new competitors to the industry, such as banks, insurance companies, providers of online financial information and others.  These companies may provide a more comprehensive suite of services than we do.  Increased competition, including pricing pressure, could have a material adverse effect on our results of operations and financial condition.

We will need to introduce new products and services and enhance existing products and services to remain competitive.

Our future success depends in part on our ability to develop and enhance our products and services.  In addition, the adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to enhance or adapt our services or infrastructure.  There are significant technical and financial costs and risks in the development of new or enhanced products and services, including the risk that we might be unable to effectively use new technologies, adapt our services to emerging industry standards or develop, introduce and market enhanced or new products and services.  An inability to develop new products and services, or enhance existing offerings, could have a material adverse effect on our profitability.

We rely on external service providers to perform certain key functions.

We rely on a number of external service providers for certain key technology, processing, service and support functions.  These include the services of other broker-dealers, market makers, exchanges and clearinghouses to execute and settle client orders.  We contract with external providers for futures and foreign exchange clearing and related back-office services.  External content providers provide us with financial information, market news, charts, option and stock quotes, research reports and other fundamental data that we offer to clients.  These service providers face technological and operational risks of their own.  Any significant failures by them, including improper use or disclosure of our confidential client, employee or company information, could interrupt our business, cause us to incur losses and harm our reputation.

There can be no assurance that any external service providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs.  An interruption in or the cessation of service by any external service provider as a result of systems failures, capacity constraints, financial constraints or problems, unanticipated trading market closures or for any other reason, and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations and financial condition.

If we are unable to establish sufficient sales and marketing capabilities we may not be able to generate sales and product revenue.

We currently have very limited operations for the sales, marketing and distribution of any products and services we develop.  The establishment of such organization will be critical to our success.  We expect to face competition in our efforts to establish strategic relationships from other companies vying for the same type of relationships.  If we are unable to establish an efficient marketing platform, we may not be able to penetrate the market on a scale required to become viable or profitable.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants.  If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives.  We do not have “Key-Man” life insurance policies on our key executives.  If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.  The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The Selling Shareholders will have functional control of us.

Upon the closing of the Transaction, the Selling Shareholders are obtaining a 60% ownership interest in us.  They will be able to significantly influence, if not control, many aspects of our operations, including the election of directors, increases in the authorized capital, dissolution, acquisitions, sale of assets or mergers, and generally direct our affairs.

Risks Related to International Markets and Regulatory Environment

Extensive regulation of our business limits our activities and may subject us to significant penalties.

As a participant in the securities and financial services industries, we are subject to extensive regulation under foreign laws by governmental agencies, supervisory authorities, and self-regulatory organizations (“SROs”).  Such regulation becomes more extensive and complex in response to market disruptions.  The requirements imposed by our regulators are designed to ensure the integrity of the financial markets, the safety and soundness of financial institutions, and the protection of clients.  These regulations often serve to limit our activities by way of capital, customer protection and market conduct requirements, and restrictions on the business activities that we may conduct.  Despite our efforts to comply with applicable regulations, there are a number of risks, particularly in areas where applicable regulations may be unclear or where regulators revise their previous guidance.  Any enforcement actions or other proceedings brought by regulators against us or our affiliates, officers or employees could result in fines, penalties, cease and desist orders, suspension or expulsion, or other disciplinary sanctions, including limitations on our business activities, any of which could harm our reputation and adversely affect our results of operations and financial condition. We could fail to establish and enforce procedures to comply with applicable regulations, which could have a material adverse effect on our business.

Our websites are accessible world-wide over the Internet, and we expect to have account holders located outside the United States. These accounts are spread across many jurisdictions. Adverse action by foreign regulators with respect to regulatory compliance by us in foreign jurisdictions could adversely affect our revenues from clients in such countries or regions.

In addition, we use the Internet as a major distribution channel to provide services to our clients. A number of regulatory agencies have adopted regulations regarding client privacy, system security and safeguarding practices and the use of client information by service providers. Additional laws and regulations relating to the Internet and safeguarding practices could be adopted in the future, including laws related to identity theft and regulations regarding the pricing, taxation, content and quality of products and services delivered over the Internet. Complying with these laws and regulations may be expensive and time-consuming and could limit our ability to use the Internet as a distribution channel, which would have a material adverse effect on our business and profitability.

Legislation or changes in rules and regulations could negatively impact our business and financial results.

New legislation, rule changes, or changes in the interpretation or enforcement of existing foreign and SRO rules and regulations, may directly affect our operation and profitability or our specific business lines.  Our profitability could also be affected by rules and regulations which impact the business and financial communities generally, including changes to the laws governing taxation, electronic commerce, client privacy and security of client data.  In addition, the rules and regulations could result in limitations on the lines of business we conduct, modifications to our business practices, increased capital requirements, or additional costs.

Our profitability could also be affected by rules and regulations that impact the business and financial communities generally, including changes to domestic and foreign laws governing banking, fiduciary duties, conflicts of interest, taxation, electronic commerce, client privacy and security of client data.

We are subject to litigation and regulatory investigations and proceedings and may not always be successful in defending against such claims and proceedings.

The financial services industry faces substantial litigation and regulatory risks. We are subject to arbitration claims and lawsuits in the ordinary course of our business, as well as class actions and other significant litigation.  We also are the subject of inquiries, investigations and proceedings by regulatory and other governmental agencies.  Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage.  A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.  In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against financial services companies have historically increased.  We may also be subject to litigation claims from third parties alleging infringement of their intellectual property rights.  Such litigation can require the expenditure of significant resources, regardless of whether the claims have merit.  If we were found to have infringed a third-party patent or other intellectual property right, then we could incur substantial liability and in some circumstances could be enjoined from using the relevant technology or providing related products and services, which could have a material adverse effect on our business and results of operations.

Movements in foreign currency exchange rates could negatively affect our operating results.

The functional currency for most of our operations is the U.S. dollar. All of our revenues and a significant portion of our costs are denominated in U.S. dollars; however, some costs and certain asset and liability accounts are denominated in local currencies, including the Indonesian rupiah. Generally, our results are positively affected when the U.S. dollar strengthens in relation to those foreign currencies and adversely affected when the U.S. dollar weakens in relation to those foreign currencies.

Risks Related to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our senior management team has never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements.  Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least 12 months has elapsed from the date on which our Current Report on Form 8-K is filed with the SEC reflecting our status as a non-“shell company.”  Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.  Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).  Section 404 requires us to include an internal control report with the Annual Report on Form 10-K.  This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.  Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.  Management believes that our internal controls and procedures are currently not effective based on certain material weaknesses including those described below:

i)
We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls.  As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)
We do not have an audit committee or an independent audit committee financial expert.  While not being legally obligated to have an audit committee or independent audit committee financial expert, it is management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii)
We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting.  Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)	We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP.

v)	We have limited segregation of duties which is not consistent with good internal control procedures.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources.  There can be no assurance that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end.  As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties.  In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.  Additionally, our Bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Nevada law.  The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US $5.00 per share or an exercise price of less than US $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to the penny stock rules.  Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends.  Even if funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “IGEX” based on quotations on the “Over-the-Counter Bulletin Board.”  The number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we become more viable.  Additionally, many brokerage firms may not be willing to effect transactions in our securities.  As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  There can be no assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Stockholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stocks,” such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the future volatility of our share price.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share.  As of the Closing Date, we have 72,240,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  As a result, our board of directors has the ability to issue a large number of additional shares of common stock and preferred stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.  Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements.  The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.  If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the transaction, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least 30 of the 60 trading days before our application and the exchange’s decision to list our stock. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at: Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146.  The monthly rent for this property and related expenses are $107.00 per month.  The Registrant’s main telephone number is: 62 2125555600.  The Registrant’s website is located at: www.igexcorp.com

PLAN OF OPERATIONS

We plan to offer financial  market access to customers in Indonesia, with access to  approximately thirty (30) global equity exchanges for trading in securities, approximately thirty (30) global equity exchanges for trading in Contract for Differences (CFD). These include the Euro Zone, United Kingdom, Japan, Asia, Oceania, Canada, and the United States. Trading will include approximately 180 currency pairs in spot (cash), forwards and options, gold and silver trading in spot (cash), forwards and options, financial futures, indices and commodity CFD’s and Exchange Traded Funds. We plan to provide a global trading and portfolio management platform as a web and phone based application. All of our customers will be contracted through ASR as required by law.

All of our customers will have access to, among other features, the trading platform, 24 hour technical support, personal account manager, remote phone access to staff, the ability to place online or  phone orders or amend orders, private remote chat facility, free seminar programs including webinars,  free software upgrades, technical and fundamental analysis, free fully functional simulation platform, the help desk for technical issues, one on one platform instruction, and free charting package, all of which are supplied by ASR.

In addition, we will offer:

•	Marked to market real time portfolio valuation on all assets.
•	Full transparency in account functions including cash movement.
•	Account statements in real time.
•	Full audit trail on client activity.
•	Live streaming news.
•	Full charting and technical analysis functionality.

A material challenge to our business operations will be getting enough customers. In order to achieve this goal we will have to create incentives through advertising and other marketing venues, also, through a referral program for our customers to inform others of our services. We will encourage customers to share news about their services through email, Facebook, and Twitter, and other social media websites. If we are unable to attract customers it may have a material impact on our revenues or income or may result in our liquidity decreasing.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues. We cannot guarantee we will be successful in our business operations.

Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to establish agreements with established service providers and or businesses to enable us to offer these venues to our clientele.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholders.

We anticipate that we will need to meet our ongoing cash requirements through the generation of revenue and equity and/or debt financing.  We estimate that our expenditures over the next 12 months will be approximately $869,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital.

Type	Amount	Percent
Salaries	145,000	16.68%
Professional services (IT development)	24,000	2.76%
Equipment	30,000	3.45%
Professional services (lawyers and accountants)	35,000	4.03%
Programming IT development	60,000	6.90%
Office, rent and expenses	150,000	17.27%
Travel expenses	53,000	5.76%
Government Fees	5,000.059%
Seminars	85,000	9.77%
Business Development fees	145,000	16.68%
Servers and bandwidth	15,000	1.72%
Bank fees and interest	2,000.023%
Administration	15,000	1.72%
Marketing and advertisement	120,000	13.80%
Total	869,000	100.00%

If we are not able to raise sufficient funds to fully implement our startup business plan for the next year as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, and servicing costs as well as marketing and advertising to social media marketing websites.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Comparison of three month periods ended April 30, 2013 and April 30, 2012

We generated no revenues for the three months ended April 30, 2013 or April 30, 2012.  We incurred operating expenses in the amount of $2,000 for the three months ended April 30, 2013, which comprises of general and administrative expenses. For the three months ended April 30, 2012, we incurred a total operating expense in the amount of $0. The increase was attributed to a increase in general and administrative expenses.

Comparison of the years ended July 31, 2012 and July 31, 2011

We generated no revenues for the fiscal years ended July 31, 2012 or July 31, 2011.  We incurred operating expenses in the amount of $5,960 for the fiscal year ended July 31, 2012, which comprises of general and administrative expenses.  For the fiscal year ended July 31, 2011, we incurred a total operating expense in the amount of $1,085, which was comprised of general and administrative expenses.  The increase was attributed to a increase in our general and administrative expenses.

Liquidity and Capital Resources

Working Capital

	At April 30, 2013	At July 31, 2012
Current Assets	$0	$0
Current Liabilities	(19,592)	(7,622)
Working Capital (Deficit)	$(19,592)	$(7,622)

Cash Flows

Three Months Ended April 30, 2013

Cash Flows from (used in) Operating Activities	(0)
Cash Flows from (used in) Investing Activities	-
Cash Flows from (used in) Financing Activities	-
Net Increase (decrease) in Cash During Period	(0)

The decline in our working capital at April 30, 2013 from the period ended July 31, 2009 is reflective of the current state of our business development, primarily due to the decrease in our professional fees paid, due to lack of available funding.  As of, April 30, 2013, we had cash on hand of $0. Since our inception, we have used our common stock to raise money for our operations and for our property acquisitions. We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. For these reasons, our auditors stated in their report to our audited financial statements for the year ended July 31, 2012, that there is substantial doubt that we will be able to continue as a going concern.

We have incurred a net loss of $90,092 for the period from May 7, 2008 (inception) to April 30, 2013 and have no revenues to date. Our future is dependent upon our ability to obtain financing. We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We do not currently have any significant contractual obligations.

Off-Balance Sheet Arrangements

None

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which is a reasonable estimate of their fair value. Cash equivalents are placed with high credit quality financial institutions.

Long-lived Assets

In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. As of March 31, 2013 and 2012, the Company recorded impairment of $0 and $13,360, respectively.

Asset retirement obligations

The Company has adopted the provisions of FASB ASC 410-20 "Asset Retirement and Environmental Obligations," which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of March 31, 2013, there has been no asset retirement obligations recorded.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States dollars.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash, accounts payable, and notes payable. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, “Income Taxes”.  Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

This update defers only those changes in update 2011-05 that relate to the presentation of reclassification adjustments. All other requirements in update 2011-05 are not affected by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements.

ASU No. 2011-05 and 2011-12 are effective for fiscal years (including interim periods) beginning after December 15, 2011. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45.

An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to the Asset Purchase Transaction

The Company has one class of its stock outstanding, its common stock.  The following table sets forth certain information as of September 20, 2013 prior to the closing of the Purchase Transaction with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of September 16, 2013, prior to the closing of the Purchase Transaction, there were 78,707,500 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors and Executive Officers
John F. O’Shea 10 Anson Road #10-11, International Plaza Singapore 079903	0	0%

All Officers and Directors as a Group	0	0%
5% Shareholders
Kenneth Edmundson 207-25 Richard Pl SW Calgary AB, T3E 7N1 Canada	26,250,000	33.35%
Robert Edmundson 302 Pilling Dr. Brandon MB, R7A 6T9 Canada	17,500,000	22.23%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 78,707,500 shares of our common stock outstanding as of September 20, 2013, prior to the Closing of the Transaction.

Security Ownership After the Asset Purchase Transaction

The following table sets forth certain information as of September 23, 2013, after giving effect to the Closing of the Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of September 23, 2013, after giving effect to the Closing of the Transaction, there were 72,240,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Percentage Beneficially Owned(2)
Directors and Executive Officers
Dermot Monaghan Villa Umah Duri Jalan Bumbak No 8 Kerobokan Bali Indonesia 80361	4,603,146		6.37%
John F. O’Shea 10 Anson Road #10-11, International Plaza Singapore 079903	20,158,108	(3)	27.90%

All Officers and Directors as a Group	24,761,254	(3)	34.28%
5% Shareholders
OFBP Pte Ltd 10 Anson Road #10-11, International Plaza Singapore 079903	20,158,108		27.90%
Stewart D. Hall 04-05, 8 Napier Road Singapore 258502	8,181,438		11.33%
Craig Ross Thrupp Rumah 2, Gang Damai, Jalan Drupadi, Seminyak Bali Indonesia 80361	3,810,826		5.28%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Asset Purchase Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 72,240,000 shares of our common stock outstanding as of September 23, 2013, after giving effect to the Closing of the Transaction.

(3)
Includes 20,158,108 shares held by OFBP Pte Ltd, located at 10 Anson Road #10-11, International Plaza, Singapore 079903.  Mr. John F. O’Shea, our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, is a director and together with his wife, own 100% of OFBP Pte Ltd.  As a result of the foregoing, Mr. O’ Shea may be deemed to beneficially own the securities held by OFBP Pte Ltd.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position
John F. O’Shea	47	President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
Dermot Monaghan	54	Director

Biographies

John O'Shea

Mr. O’Shea has over twenty-six years of experience in the financial services and insurance industry. Since January 2011, Mr. O’Shea has served as Vice President Corporate Development for IndoTerra Resources, a private resource company which seeks to acquire highly prospective or mineral producing properties in the resource rich South Pacific.   From January 2005 to January 2011, Mr. O’Shea served as a Director of Global Electronic Trading Pty Ltd (“GET”), a business he co-founded in 1999. GET was licensed by ASIC and caters to both retail and wholesale clients in the futures, foreign exchange and precious metal markets.  From March 2003 to December 2004, Mr. O’Shea served as Business Development Manager for Bendigo Bank.  Prior to that time, Mr. O’Shea launched his first business in 1999, Inch Corp Pty Ltd, which took a “first adopter” approach and developed an online Risk Insurance, Health Insurance, mortgage and financial planning business.  Prior to launching Inch Corp, Mr. O’Shea served in a number of product and business development based roles with The Hannon Group (1990-1999) and William M Mercer (1987-1990). None of the aforementioned companies are a parent, subsidiary or affiliate of the Company.

Mr. O’Shea began his career as an Insurance Broker with AMP Insurance in 1985 and earned a Diploma of Advanced Outdoor Education from 1986 to 1988.  We believe that Mr. O’Shea’s broad experience in the financial services and insurance industry will provide our Board with helpful insight as to its growth potential and objectives.

Dermot Monaghan

Mr. Monaghan has over twenty-five years of experience in the financial services and industry.
From January 2008 to January 2010, Mr. Monaghan was employed by the Royal Bank Of Canada where he held the position of  Marketing and Sales Director for futures, options and base metals and was hired to manage the Futures Sales group, was responsible for developing and maintaining execution and clearing relationships for RBC Capital Markets, and helped build the equity execution platform deploying RBC's NA DMA platform. From January 2003 to August 2007 and from 2010 to the present, Mr. Monaghan was employed by PT Masuka, a property management and development company in Bali, Indonesia where he held the position of managing director and founder. From February 1997 to October 2002, Mr. Monaghan was employed by ABN AMRO (SECS) ASIA Hong Kong where he held the position of Director and Global head of Asian Equity trading.  Prior to 1997, Mr. Monaghan worked for Nava, Standard Chartered Securities, HK asDirector, partner and head of Asian Equity trading, Ing Baring Securities as Director of Trading and board member, Cresvale Securities as Director of trading New York, and Akroyd and Smithers (Now UBS). None of the aforementioned companies are a parent, subsidiary or affiliate of the Company.

Additionally, Mr. Monaghan holds professional qualifications from the London Stock Exchange, holds NYSE/NASD Series 7, 17, 63 and 24 Licenses and Singapore Modules 1B, 5 and 6.  We believe that Mr. Monaghan’s broad experience in the financial services industry will provide our Board with helpful insight as to its growth potential and objectives.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended July 31, 2013.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASDAQ listing standards.

It is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Indo Global Exchange(s) Pte Ltd., Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146

Board Leadership Structure and Role on Risk Oversight

John F. O’Shea currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.  We currently have no employment agreements nor any compensatory plans or arrangements with any of our executive officers that may result from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Asset Purchase Transaction, nor did any hold any position with the Company prior to the Closing of the Asset Purchase Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

In accordance with the Purchase Agreement, upon the consummation of the Transaction, the Selling Shareholders directly received approximately 60% of the issued and outstanding common stock of the Company as consideration for the sale of the Assets by Indo Global to the Company.  Mr. John F. O’Shea, our sole executive officer and a director, is a director and owner of OFBP Pte Ltd, one of the Selling Shareholders.  In addition, Mr. Dermot Monaghan, our director, also received shares of common stock of the Company as a Selling Shareholder.

On September 23, 2013, Robert Edmunson and Kenneth Edmundson our former directors and officers, and Wahyu Yasa Suamantra surrendered an aggregate of 46,856,875 shares of our common stock for cancellation.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended December 31, 2012, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and  Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTCQB under the Symbol: “IGEX”  The table below lists the high and low closing prices per share of our common stock as quoted on the OTCQB.

Fiscal 2014	High	Low
First Quarter (through September 13, 2012)	$0.80	$0.60
Fiscal 2013	High	Low
Fourth Quarter (through July 31, 2013)	$0.60	$0.60

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions.  All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Holders

As of September 20, 2013, there were approximately 4 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Holladay Stock Transfer, Inc., 2939 No. 67th Place, Suite C, Scottsdale, AZ 85251 and its phone number is: (480) 481-3940.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share, of which 31,850,625 shares were issued and outstanding immediately prior to the Closing of the Transaction after giving effect to the cancellation of certain shares held by former officers and directors and 10,000,000  shares of preferred stock at a par value of $0.001 per share, none of which were issued and outstanding immediately prior to the Closing of the Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Company has not issued any shares of Preferred Stock.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to (i) the unaudited pro-forma financial statements of the Company as of July 31, 2012, included in Exhibit 99.1, which are incorporated herein by reference; (ii) the audited financial statements of the Company for the fiscal years ended July 31, 2012 and July 31, 2011 which are incorporated by reference to our Annual Report on  Form 10-K, as filed with the SEC on November 16, 2012; and (iii) the unaudited financial statements of the Company for the fiscal quarter ended April 30, 2013 which are incorporated by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on May 10, 2013.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the NRS, the Registrant has adopted the following provisions in its Articles of Incorporation for its directors and officers:

Articles – The Registrant’s Articles of Incorporation provide that the liability of directors and officers of the Corporation shall be eliminated, except liability for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law, or the payment of dividends in violation of the NRS.

Bylaws – The Registrant’s Bylaws provide that the “corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

SECTION 3 - SECURITIES AND TRADING MARKETS [SUNG COMPLETE]

Item 3.02.       Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the Purchase Agreement, on the Closing Date, we issued a total of 43,496,250 shares of our common stock directly to the Selling Shareholders as consideration for the sale and transfer of the Assets to the Company.  Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance to the Selling Shareholders was conducted in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), to an investor in an offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01.       Changes in Control of Registrant.

As more fully described in Item 2.01 above, incorporated herein by reference, on September 23, 2013, we closed the Transaction pursuant to the Purchase Agreement.  As a result of the Transaction, the Selling Shareholders acquired 60% of our issued and outstanding common stock.

Item 5.06.       Change in Shell Company Status.

Reference is made to the Transaction under the Purchase Agreement, as described in Item 2.01, which is incorporated herein by reference. The Company ceased being a shell company as of the Closing Date of the Transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBIT

Item 9.01.       Financial Statements and Exhibits.

(c)
Audited financial statements of the Company for the fiscal years ended July 31, 2012 and July 31, 2011.  (Incorporated by reference to our Annual Report on Form 10-K, as filed with the SEC on November 16, 2012)

Unaudited financial statements of the Company for the fiscal quarter ended April 30, 2013. (Incorporated by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on May 10, 2013)

Unaudited pro-forma financial statements of the Company as of July 31, 2012. (filed herewith)

(d)	Exhibits

Exhibit Number	Description
2.1
Stock Exchange Agreement by and among the Company, Indo Global Exchange PTE LTD. and the shareholders identified therein, dated July 17, 2013 (incorporated by reference to our Current Report on Form 8-K filed on July 18, 2013).

2.2	Amended and Restated Asset Purchase Agreement by and among the Company, Indo Global Exchange PTE LTD. and the shareholders identified therein, dated September 23, 2013*
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on September 10, 2008).
3.2	Certificate of Change to Articles of Incorporation (incorporated by reference to our Current Report on Form 8-K filed on August 6, 2013).
3.3	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on August 6, 2013).
3.4	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on September 10, 2008).
10.1	Escrow Agreement by and among the Company, Greenberg Traurig LLP, as escrow agent, and the shareholders identified therein, dated September 23, 2013.*
10.2	Bill of Sale between the Company and Indo Global PTE LTD., dated September 23, 2013.*
10.3	Assignment and Assumption Agreement between the Company and Indo Global PTE LTD., dated September 23, 2013.*
10.4	Indemnification Agreement between the Company and John F. O’Shea, dated September 23, 2013.*
10.5	Indemnification Agreement between the Company and Dermot Monaghan, dated September 23, 2013.*
10.6	Letter of Intent between the Company and PT Elite Prima Hutama*
10.7	Affiliate Agreement between the Company and Australian Stock Report Limited, dated September 5, 2013.*
21	The Company has no subsidiaries.
99.1	Pro Forma Financial Statements*
______________
*Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDO GLOBAL EXCHANGE (S) PTE LTD.

Date: Septamber 25, 2013	By:	/s/ John F. O’Shea
	Name:	John F. O’Shea
	Title:	President and Chief Executive Officer